EXHIBIT 10.38


                           PURCHASE AND SALE AGREEMENT

                         PARAGON STEAKHOUSE RESTAURANTS




                      PARAGON STEAKHOUSE RESTAURANTS, INC.
                                   ("Seller")

                             HS REALTY PARTNERS, LP
                                    ("Buyer")

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                           PURCHASE AND SALE AGREEMENT

         This PURCHASE AND SALE AGREEMENT ("Agreement") is entered into as of February 25, 2000, by and between PARAGON STEAKHOUSE RESTAURANTS, INC., a Delaware corporation and PARAGON OF MICHIGAN, INC., a Wisconsin corporation (collectively, "Seller"), and HS REALTY PARTNERS, LP, a California limited partnership ("Buyer"), and its assigns.

                              W I T N E S S E T H:

         In consideration of the mutual covenants set forth herein, Seller and Buyer agree as follows:

         1. Conveyance of Properties. On the terms and subject to the conditions set forth in this Agreement, at Closing, as hereinafter defined, Seller shall sell, convey and assign to Buyer, and Buyer shall buy and accept from Seller, subject to the Permitted Encumbrances, as hereinafter defined, the nineteen (19) properties (individually a "Property" and collectively the "Properties") more particularly described on Schedule 1, attached hereto, including:

                  (a) good and indefeasible title in fee simple to the land ("Land") on which each Property is located, together with all rights and interests appurtenant thereto, including Seller's right, title, and interest in and to all (i) adjacent streets, alleys, rights-of-way and any adjacent strips or gores of real estate; (ii) buildings, structures and other improvements located on the Land ("Improvements"); (iii) the equipment and other tangible property owned by Seller and located in and used in connection with the ownership, maintenance and operation of the Properties other than items bearing the trade names or trade dress of Seller ("Personal Property"); and

                  (b) All (i) plans, drawings, specifications, surveys, and other technical descriptions ("Plans and Specifications"), (ii) warranties ("Warranties"), and (iii) assignable licenses or permits including certificates of occupancy ("Licenses").

         2. Earnest Money. Within three (3) business days of the date both Buyer and Seller execute and deliver this Agreement, Buyer shall deliver to LandAmerica 7557 Rambler Road, Suite 1200, Dallas, Texas 75231, Attn: John Pettiette ("Title Company") $50.00 ("Non-Refundable Earnest Money") in consideration for this Agreement and the Inspection Period, as hereinafter defined. The Title Company shall immediately deliver the Non-Refundable Earnest Money to Seller and the Non- Refundable Earnest Money shall be retained by Seller in all events. In addition, the Buyer shall deposit $100,000.00 with Title Company (the "Earnest Money"). The Earnest Money shall be deposited in escrow or trust accounts that are interest-bearing, readily available, liquid and federally insured to the full extent of the Earnest Money deposited therein so that no portion of the Earnest Money shall ever be at risk. The Earnest Money shall include any interest earned thereon. Title Company shall deliver the Earnest Money only in accordance with this Agreement.

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         3. Purchase Price.

                  (a) The purchase price (the "Purchase Price") for the Properties shall be $22,000,000.00 payable in cash at Closing to or for the benefit of Seller. The Purchase Price shall be allocated to each Property as set forth on Schedule 2 hereto. The Purchase Price shall be paid to the Title Company and distributed by the Title Company as designated by the closing statement to be prepared by the Title Company and approved by Seller and Buyer. The Purchase Price shall be credited by the Earnest Money (and any interest earned thereon) to the extent delivered to Seller and shall be adjusted as described in this Agreement.

                  (b) No proration shall be made of real estate and personal property taxes, utility charges and maintenance expenses, since these expenses are obligations of the Lessee pursuant to the Lease Agreements to be executed between Buyer and Seller (as tenant) on the Closing Date. Rental payments under the Lease Agreements shall be pro-rated as of the Closing Date.

         4. Delivery of Documents by Seller. Seller has heretofore delivered to Buyer, or will deliver to Buyer as soon as practicable following the date of this Agreement, the following documents ("Documents"):

                  (a) Commitments for title insurance covering the fee estate in the Land and the Improvements ("Title Commitment") from the Title Company, setting forth the status of the title of the Land and the Improvements, showing all matters of record affecting the Land and the Improvements, together with a true, complete, and legible copy of all documents referred to in the Title Commitment;

                  (b) A current "as built" survey, or recertified, existing "as-built" survey with respect to each Property acceptable to the Title Company to enable the Title Company to delete any exception for matters revealed by a current survey ("Survey") of the Properties containing the certification set forth on Exhibit G;

                  (c) Current phase I environmental survey with respect to each Property (the "Environmental Reports");

                  (d) Balance sheet and income statements of Seller for its most recent fiscal quarter, and to the extent such statements are available, the previous three (3) years which separately identifies sales information with respect to each Property (the "Financial Statements");

                  (e) Balance sheet and income statement of Guarantor (as defined in the Lease Agreement), for calendar years 1998 and preliminary 1999;

                  (f) Inventory of Personal Property; and

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                  (g) Insurance binder or certificate of insurance covering each
Property and Improvements.

         5. Right of Entry, Inspection, Termination.

                  (a) From the date hereof to the Closing Date, Seller shall afford Buyer and its representatives a continuing right to inspect, at reasonable hours, the Properties, Documents, and all other documents or data pertaining to the Properties. Buyer shall indemnify and hold Seller harmless from and against any loss, claim or liability arising or resulting from the inspections made by Buyer. If for any reason Buyer is not satisfied with any matter in the Documents or any matter in the information available to Buyer concerning the Properties, Buyer, in its sole and absolute discretion may terminate this Agreement and receive a refund of its Earnest Money by delivering written notice to Seller by the date twenty (20) days following the later of (i) the date of this Agreement or (ii) receipt by Buyer of the Documents set forth on 4(a) through 4(e) (hereafter the "Inspection Period").

                  (b) Buyer's failure to terminate this Agreement by delivering the notice by the time called for in Section 5(a) shall terminate Buyer's right to terminate this Agreement under that Section.

         6. Title. Buyer shall have the right, at any time during the Inspection Period, to object in writing to any matters reflected by the Survey or the Title Commitment. All matters to which Buyer objects, or which are listed as requirements by the Title Company to issue the title insurance policy, are "Non-Permitted Encumbrances". All matters to which such objection is not made are "Permitted Encumbrances". Seller, at its sole cost and expense, shall have the right, but not the obligation, to cure or remove all Non-Permitted Encumbrances prior to Closing. If Seller does not cause all of the Non-Permitted Encumbrances to be removed or cured prior to Closing, then this Agreement shall automatically terminate on the date scheduled for Closing unless Buyer delivers notice to Seller of its election to purchase the Properties subject to the uncured Non-Permitted Encumbrances without any reduction in the Purchase Price.

         7. Representations and Warranties. Seller hereby represents and warrants to, and covenants with Buyer that:

                  (a) Seller has the full right, power, and authority to execute, deliver, and perform this Agreement, and this Agreement, when executed and delivered by Seller and Buyer, shall constitute the valid and binding agreement of Seller, and shall be enforceable against Seller in accordance with its terms.

                  (b) All requisite action on the part of Seller has been taken by Seller in connection with making and entering into this Agreement and the consummation of the purchase and sale provided for herein, and no consents or approvals are required from any party which is not a party to this Agreement in order to consummate such purchase and sale.

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                  (c) No attachments, execution proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings are pending or, to the best of Seller's knowledge, threatened against Seller, which would materially adversely affect the ability of Seller to consummate the transactions contemplated by this Agreement.

                  (d) Seller has not received any written notice from appropriate governmental authorities that any Property is in violation of any applicable laws.

                  (e) Seller has not received any written notices from any insurance company, board of fire underwriters or similar organization regarding any defects in any Property.

                  (f) The Improvements and their use with respect to each Property shall be in material compliance with all applicable zoning, building, environmental, subdivision and other laws, rules, and regulations applicable thereto, as well as any private restrictive covenants affecting each Property, and shall be ready for use and occupancy, and all necessary certificates of approval and occupancy shall have been issued and furnished by all authorities having or claiming to have jurisdiction over the construction, use or occupancy of the Improvements.

                  (g) Except for the Permitted Encumbrances, on the Closing Date, Seller will convey to Buyer fee simple title to each Property free and clear of all liens, restrictions, charges and encumbrances. Seller will convey to Buyer good and marketable title to the Personal Property free and clear of all liens, restrictions and encumbrances other than those set forth on Schedule 7(g). From the date hereof, and until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to any Property or associated Personal Property or create any liens, encumbrances or charge thereon without discharging the same at or prior to the Closing Date.

                  (h) The Financial Statements are prepared in accordance with generally accepted accounting principles, consistently applied, and will not omit to state any fact or condition, the omission of which makes such statements misleading.

                  (i) Except as disclosed on Schedule 7(i), Seller has no knowledge of any litigation, or possible litigation, or of claims of any kind, or of any facts or circumstances which may in any way adversely affect Seller or any Property, including regulations of the Environmental Protection Agency and any state regulatory body concerning the disposal of grease, hazardous waste, petroleum, any underground storage tanks or any other hazardous materials.

                  (j) Seller has received no written notice of taking, condemnation, betterment or assessment, actual or proposed, with respect to any Property, except as may be disclosed on the Title Commitment

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                  All representations and warranties made in this Agreement
shall be deemed to be made on the date hereof and again on the Closing Date. It shall be a condition of Buyer's obligation to close that all warranties and representations made hereunder are true in all material respects on the Closing Date. All such representations and warranties shall survive the Closing and shall not be deemed to have merged into and be governed by the Closing Documents for a period of one (1) year following the Closing Date. If Buyer discovers prior to Closing, that any representation or warranty made in this Agreement is not true in all material respects, then Buyer shall have the right, as its sole and exclusive remedies, to either (i) terminate this Agreement in accordance with Section 13 by delivering notice to Seller prior to the Closing Date, or
(ii) elect to purchase the Properties subject to such untrue warranty or representation without any reduction in the Purchase Price. If Buyer discovers after Closing that any representation or warranty made in this Agreement is not true in all material respects, Buyer shall be entitled to exercise any and all rights and remedies available at law or in equity as a result of any breach of any of such representations or warranties, provided as a condition to Buyer's right to do so, Buyer must exercise such remedies including the filing of any suit or other action within two (2) years after the Closing Date.

         8. Closing. The closing ("Closing") of the sale of the Properties by Seller to Buyer shall occur on the first business day ten (10) days after the last day of the Inspection Period, or at such earlier date agreed to by Seller and Buyer in writing (the date such Closing occurs is hereinafter referred to as the "Closing Date"). Closing shall occur by mail, in escrow, in the offices of the Title Company, 600 North Pearl Street, Suite 700, Dallas, Texas 75201 or at another place and or time as mutually agreed upon by Seller and Buyer, commencing at 10:00 o'clock a. m. on the Closing Date. At Closing:

                  (a) Buyer shall deliver to Seller (i) payment in accordance with Section 3; (ii) executed Lease Agreements and memoranda of Lease; (iii) License Agreement in the form of Exhibit H; (iii) evidence satisfactory to Seller and the Title Company that the person executing documents on behalf of Buyer has full right, power and authority to do so; and (iv) Lease Support Agreement in the form of Exhibit I. Each party agrees to execute such other documents as are reasonably necessary to carry out the conveyance to Buyer of the Properties as set forth herein.

                  (b) Seller shall deliver or cause to be delivered to Buyer the following ("Closing Documents"):

                      (i) Special Warranty Deed (or the form used in the local jurisdiction for conveying property with special warranty of title), in the form of Exhibit B, conveying to Buyer the Land and Improvements subject to the Permitted Encumbrances; General Assignment in the form of Exhibit C; Bill of Sale in the form of Exhibit D; IRC Section 1445 Certification in the form of Exhibit E; License Agreement in the form of Exhibit H; CAL-FIRPTA Certification, for California Property conveyances; all fully executed, sworn to, and acknowledged, as appropriate, by Seller;

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                      (ii)  Executed Lease Agreements for each Property
         substantially in the form attached hereto as Exhibit F;

                      (iii) A memo of Lease for each Property;

                      (iv)  Lease Support Agreement in the form of Exhibit I;

                      (v) Evidence satisfactory to Buyer and Title Company that the person or persons executing the Closing Documents on behalf of Seller have full right, power and authority to do so;

                      (vi) to the extent in the possession and control of Seller, the originals of all Warranties, and Plans and Specifications; and

                      (vii) UCC lien searches against Seller in the states where each Property is located, its state of incorporation and principal place of business, disclosing no liens against the Personal Property, except for the equipment leases listed on Schedule 7(g).

                  (c) Seller shall pay for the costs of obtaining the Owner Policies of Title Insurance for the Properties in the amount of the Purchase Price, the costs of the Phase I Environmental Reports and updates thereto (subject to the following sentence), the Surveys and all required updates thereof and applicable deed stamp or transfer taxes. Buyer shall pay the costs of obtaining the Title Commitments, recording costs, and if the Closing occurs, one-half (1/2) of the costs incurred in obtaining updates to the Phase I Environmental Reports. The parties shall share all escrow fees.

                  (d) Each of Seller and Buyer shall pay its own legal fees incurred in connection with this Agreement; provided, however, that if a suit is filed by Buyer or Seller alleging a breach hereof or default hereunder, the non-prevailing party shall pay all reasonable legal fees of the prevailing party resulting from such suit.

                  (e) Seller shall deliver to Buyer possession of the Properties subject to the Lease Agreements.

         9. Notices. Any notice provided or permitted to be given under this Agreement must be in writing and may be served by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and certified, with return receipt requested, by delivering the same in person to such party, or by delivering the same by confirmed facsimile. Notice given in accordance herewith shall be effective upon the earlier of receipt at the address of the addressee or on the second (2nd) day following deposit of same in the United States mail as provided for herein, regardless of whether same is actually received. For purposes of notice, the addresses of the parties shall be as follows:

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         If to Seller:              c/o Paragon Steakhouse Restaurants, Inc.
                                    10200 Willow Creek Road
                                    San Diego, California  92131
                                    Telephone No. 858-689-2333
                                    Facsimile No. 858-689-0211

         If to Buyer:               HS Realty Partners, LP
                                    Attn:  Rick Ronald
                                    735 Montgomery Street, Suite 205
                                    San Francisco, California 94111
                                    Telephone No. (415) 616-5146
                                    Facsimile No. (415) 616-5144

         with a copy to:            Richard S. Wilensky
                                    Middleberg Riddle & Gianna
                                    2323 Bryan Street, Suite 1600
                                    Dallas, Texas 75201
                                    Telephone No. 214-220-6334
                                    Facsimile No. 214-220-0179

Either party may change its address for notice by giving ten (10) days prior written notice thereof to the other party.

         10. Commissions. Upon sale of the Properties to Buyer, Seller shall pay a brokerage commission to PENTECH Capital Corporation. Buyer shall defend, indemnify, and hold harmless Seller from any claim by any party claiming under Buyer for any brokerage, commission, finder's, or other fees relative to this Agreement or the sale of the Properties, and any court costs, attorneys' fees, or other costs or expenses arising therefrom and alleged to be due by authorization of Buyer. Seller shall defend, indemnify and hold harmless Buyer from any claim by any party claiming under Seller for any brokerage, commission, finder's, or other fees relative to this Agreement or the sale of the Properties, and any court costs, attorneys' fees, or other costs or expenses arising therefrom and alleged to be due by authorization of Seller.

         11. Assigns. This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective heirs, legal representatives, successors and assigns. This Agreement may not be assigned by either party without the consent of the other party.

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         12. Destruction, Damage or Taking Before Closing. In the event of damage to or destruction of all or any portion of any Property by fire or other casualty, Seller shall promptly notify Buyer. If Seller reasonably estimates that $100,000.00 or less is required to be expended to repair or restore the damaged or destroyed Property or portion thereof ("Repair Cost"), this Agreement shall remain in full force and effect, and Seller shall, at its option, either
(i) repair such damage or destruction, or, if such damage or destruction has not been repaired prior to Closing, (ii) require Buyer to take title to the Property, assign to Buyer all available casualty insurance proceeds and indemnify Buyer (in form and content satisfactory to Buyer) for all costs and expenses of repair in excess of available insurance proceeds. If Seller reasonably estimates that the Repair Cost exceeds $100,000.00, Buyer shall have, as its sole and exclusive remedies, (i) the option to terminate this Agreement with respect to the affected Property in accordance with Section 13 within ten
(10) business days after its receipt of notice from Seller as set forth above, by notice in writing to Seller, in which event the Purchase Price shall be reduced by the amount allocated to such Property on Schedule 2, or (ii) if Buyer does not elect to terminate, this Agreement shall remain in full force and effect, Buyer shall take title to the Property subject to such damage to or destruction, with an assignment by Seller to Buyer of all available casualty insurance proceeds. In the event of an eminent domain taking or the issuance of a notice of an eminent domain taking with respect to all or any portion of any Property, Seller shall promptly notify Buyer. Buyer shall have, as its sole and exclusive remedies, (i) the option to terminate this Agreement with respect to the affected Property in accordance with Section 13, in which event the Purchase Price shall be reduced by the amount allocated to such Property on Schedule 2 within ten (10) business days after its receipt of such notice from Seller, by notice in writing to Seller, or (ii) if Buyer does not elect to terminate this Agreement, this Agreement shall remain in full force and effect, Buyer shall be obligated to consummate this transaction for the full Purchase Price, and Buyer shall be entitled to receive all eminent domain awards and, to the extent the same may be necessary and appropriate, Seller shall assign to Buyer at Closing Seller's rights to such awards.

         13. Termination and Remedies.

                  (a) If Buyer fails to consummate the purchase of the Properties pursuant to this Agreement for any reason other than termination hereof pursuant to a right granted to Buyer in Sections 5, 6, 7, 12, or 16 then Seller, as its sole and exclusive remedy, shall have the right to terminate this Agreement by notifying Buyer thereof, in which case the Title Company shall deliver the Earnest Money to Seller, whereupon neither party shall have any further rights or obligations hereunder. Seller and Buyer hereby acknowledge and agree they have included the provision for payment of liquidated damages because, in the event of a breach by Buyer, the actual damages incurred by Seller can reasonably be expected to approximate the amount of liquidated damages called for, and because the actual amount of such damages would be difficult if not impossible accurately to measure.

                  (b) If Seller fails to consummate the sale of the Properties pursuant to this Agreement for any reason other than (i) termination hereof by Buyer pursuant to Sections 5, 6, 7, or 12 or (ii) Buyer's failure to perform its obligations hereunder, Buyer shall have the right, as its sole and exclusive remedies, to either (x) terminate this Agreement by notifying Seller thereof, in which case the Title Company shall deliver the Earnest Money to Buyer, whereupon neither party hereto shall have any further rights or obligations hereunder, or
(y) enforce specific performance of Seller's obligation hereunder.

                  (c) If Buyer terminates this Agreement pursuant to a right granted Buyer in Sections 5, 6, 7, 12, or 16 then the Title Company shall deliver the Earnest Money to Buyer whereupon neither Buyer or Seller shall have any further rights or obligations hereunder.

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         14. Miscellaneous. Each of Buyer and Seller agrees with the other that it has no present intention to make any public announcement of the purchase and sale transaction contemplated hereby or of any of the terms thereof, and shall obtain the written consent of the other party prior to making any public announcement; provided, however, each party shall be entitled, without the consent of the other party, to make any disclosure required by law. Both Seller and Buyer shall cooperate with one another and in a timely manner execute all documents reasonably required to give effect to the purchase and sale provided for herein. To the extent available, Seller shall provide all documentation reasonably requested by Buyer after Closing in order to comply with Buyer's disclosure and filing requirements under applicable securities laws and shall execute all reasonable consents in connection therewith. If any provision of this Agreement is adjudicated by a court having jurisdiction over a dispute arising herefrom to be invalid or otherwise unenforceable for any reason, such invalidity or unenforceability shall not affect the other provisions hereof. This Agreement shall be governed and construed in accordance with the laws of the State of California. This Agreement is the entire agreement between Seller and Buyer concerning the sale of the Properties and no modification hereof or subsequent agreement relative to the subject matter hereof shall be binding on either party unless reduced to writing and signed by the party to be bound. The provisions of Sections 3, 7 (for the time period specified), 8, 10 and 14 shall survive Closing. Exhibits A-G attached hereto are incorporated herein by this reference for all purposes. Time is of the essence in the performance of each and every provision of this Agreement. In the event that the last day for taking any action or serving notice under this Agreement falls on a Saturday, Sunday or legal holiday, the time period shall be extended until the following business day.

         15. Bulk Sale Compliance. Buyer and Seller hereby waive compliance with the notice provisions of any bulk sale statute in effect in the state in which any Property is located.

         16. Condition Precedent. Buyer shall be entitled to terminate this Agreement and receive a refund of its Earnest Money if, on or before the Closing Date, CS First Boston ("Lender"), the current holder of a first lien mortgage against the Properties, does not extend financing to Buyer (i) in a principal amount of not less than $17,000,000.00, (ii) at a 10.39% interest rate, (iii) for a term of at least two (2) years, (iv) which provides for a partial release of the mortgage lien against the Properties upon a loan prepayment equal to 125% of the allocated value of the Property to be released from the mortgage lien,
(v) which caps the Lender's legal fees for which Buyer is responsible at $50,000.00 and (vi) the documentation of such mortgage loan is reasonably satisfactory to Buyer.

         17. Date of Agreement. All references in this Agreement to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed and received a fully executed copy of this Agreement. This Agreement constitutes an offer by Buyer to purchase the Properties on the terms and conditions and for the Purchase Price specified herein. Unless sooner terminated or withdrawn by notice in writing to Seller, this offer shall lapse and terminate at the close of Buyer's business day ten (10) days following execution of this Agreement by Buyer, unless, prior to such time, Seller has returned to Buyer one (1) fully executed copy of this Agreement.

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         IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the date first set forth above.

                                          BUYER:

                                          HS REALTY PARTNERS, LP
                                          By: SKYLINE PACIFIC PROPERTIES, LLC

                                          By: /s/ Richard Ronald

                                          Name: Richard Ronald

                                          Title: Partner

                                          SELLER:

                                          PARAGON STEAKHOUSE RESTAURANTS, INC.

                                          By: /s/ Hiram J. Woo

                                          Name: Hiram J. Woo

                                          Title: President

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         The undersigned hereby executes this Agreement for the sole purpose of
(i) acknowledging receipt of the Earnest Money and the Non-Refundable Earnest Money and (ii) to evidence its agreement to hold the Non-Refundable Earnest Money and the Earnest Money in trust for the parties hereto in accordance with the terms of this Agreement.

                                          TITLE COMPANY:

                                          LANDAMERICA

                                          By: /s/ John K. Pettiette

                                          Name: John K. Pettiette

                                          Title: Vice President

                                          Date of Execution: 2/25/00

Attachments:

Schedule 1 -      Legal Description of the Properties
Schedule 2 -      Allocation of Purchase Price
Schedule 7(g)     Leased Personal Property
Schedule 7(i)     Seller's Disclosure Schedule
Exhibit A -       Personal Property
Exhibit B -       Special Warranty Deed
Exhibit C -       General Assignment
Exhibit D -       Bill of Sale
Exhibit E -       IRC Section 1445 Certification
Exhibit F -       Lease Agreement
Exhibit G -       Survey Certification
Exhibit H -       License Agreement
Exhibit I -       Lease Support Agreement